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As filed with the Securities and Exchange Commission on November 16, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEGACYTEXAS FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-2176993 (I.R.S. Employer Identification Number)

5851 Legacy Circle
Plano, Texas 75024
(972) 578-5000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Scott A. Almy, Esq.
Executive Vice President, Chief Operating Officer,
Chief Risk Officer,
General Counsel
LegacyTexas Financial Group, Inc.
5851 Legacy Circle
Plano, Texas 75024
(972) 578-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Matthew M. Guest, Esq.
Kathryn J. Gettles-Atwa, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Depositary Shares(3)

Debt Securities

Warrants(4)

Purchase Contracts(5)

Rights(6)

Units(7)

(1)
This registration covers an indeterminate number of securities of each identified class of the Registrant as may from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under this registration statement. In addition, the securities may be sold in either primary or secondary offerings.

(2)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

(3)
Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event that the Registrant elects to offer to the public whole or fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and the shares of preferred stock will be issued to the depositary under the deposit agreement.

(4)
Including such indeterminate number of warrants as may, from time to time, be issued at indeterminate prices, representing rights to purchase debt securities, preferred stock, common stock or other securities registered hereunder. Warrants may be sold separately or with debt securities, preferred stock, common stock or other securities registered hereby.

(5)
Each purchase contract may obligate the Registrant to sell, and the holder thereof to purchase, an indeterminate number of shares of common stock or preferred stock or other securities registered hereby.

(6)
Such indeterminate number of rights representing rights to purchase shares of common stock or other securities registered hereby.

(7)
Any securities registered hereunder may be sold as units with other securities registered hereunder; each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS

LegacyTexas Financial Group, Inc.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Rights
Units

5851 Legacy Circle
Plano, Texas 75024
(972) 578-5000

        The securities listed above may be offered and sold, from time to time, by LegacyTexas Financial Group, Inc. (which may be referred to as "we" or "us" or "our" or the "Company") and/or one or more selling security holders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering. We will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

        Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol "LTXB."

        Investing in the offered securities involves risks. See "Risk Factors" on page 1 of this prospectus.

        These securities will be equity securities, secured obligations or unsecured obligations of the Company and will not be savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and will not be insured by the Federal Deposit Insurance Corporation ("FDIC"), the bank insurance fund or any other governmental agency or instrumentality.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2015.

i

RISK FACTORS

        Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus, in light of their particular investment objectives and financial circumstances.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration or continuous offering process. Under this shelf process, we or one or more selling security holders to be identified in the future may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

        The following securities may be offered and sold from time to time:

  •
  common stock;

  •
  preferred stock;

  •
  depositary shares;

  •
  debt securities;

  •
  warrants;

  •
  purchase contracts;

  •
  rights; or

  •
  units.

        This prospectus provides you with a general description of the securities that we or any selling security holder may offer as well as other information you should know before investing in our securities. Each time that we or any selling security holder offer securities, we will file with the SEC a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

        We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

        The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov and on the investor information page of our website at http://www.legacytexasfinancialgroup.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities offered by us. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") (other than those "furnished" pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been "furnished" rather than filed in accordance with the SEC's rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by the applicable prospectus supplement:

  •
  Annual Report on Form 10-K for the year ended December 31, 2014;

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  Quarterly Report on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

  •
  Current Reports on Form 8-K filed on January 6, 2015 (as amended on March 13, 2015), January 27, 2015, March 2, 2015, April 21, 2015 (Item 8.01 only), May 20, 2015 (Item 8.01 only), July 21, 2015 (Item 8.01 only), October 2, 2015 (Item 5.02), October 20, 2015 (Item 8.01 only); and

  •
  The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on May 6, 2010, including any subsequently filed amendments and reports updating such description.

        Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to the following address or calling the following telephone number:

Casey Farrell
Investor Relations
LegacyTexas Financial Group, Inc.
5851 Legacy Circle, Suite 1200
Plano, Texas 75024
Phone: (972) 578-5000

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement contain or incorporate by reference forward-looking statements about the Company that are intended to be subject to the safe harbors created under U.S. federal securities laws. The use of words such as "anticipates," "estimates," "expects," "intends," "plans" and "believes," among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

        By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading "Risk Factors" included in our Annual Reports on Form 10-K, and other factors described in our periodic reports filed from time to time with the SEC. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under "Risk Factors" in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.

        We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, nor do we intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

 LEGACYTEXAS FINANCIAL GROUP, INC.

        LegacyTexas Financial Group, Inc. is a Maryland corporation and LegacyTexas Bank, a Texas state banking association, is its wholly owned principal operating subsidiary. On January 1, 2015, LegacyTexas Group, Inc. ("LegacyTexas Group") merged into the Company and the Company changed its name from ViewPoint Financial Group, Inc. to LegacyTexas Financial Group, Inc. As part of the merger, ViewPoint Bank, N.A., the wholly owned subsidiary of the Company, merged with and into LegacyTexas Bank, the wholly-owned subsidiary of LegacyTexas Group prior to the merger, with LegacyTexas Bank as the surviving bank. In connection with the Company's name change, its ticker symbol on the Nasdaq Global Select Market was changed from VPFG to LTXB.

        Until its merger with LegacyTexas Bank on January 1, 2015, ViewPoint Bank, N.A. operated under a national bank charter, with oversight by the Office of the Comptroller of the Currency ("OCC") and back-up oversight by the FDIC. Effective January 1, 2015, regulators of LegacyTexas Bank are the Texas Department of Banking and the Board of Governors of the Federal Reserve System ("FRB") with back-up oversight by the FDIC. LegacyTexas Bank is required to have certain reserves and stock set by the FRB. LegacyTexas Bank is a member of the Federal Home Loan Bank of Dallas, one of the 12 regional banks in the Federal Home Loan Bank System ("FHLB"). The Company is regulated by the FRB.

        Our principal business consists of attracting retail deposits from the general public and the business community and investing those funds, along with borrowed funds, in commercial real estate loans, secured and unsecured commercial and industrial loans, as well as permanent loans secured by first and second mortgages on one- to four-family residences and consumer loans. Additionally, our Warehouse Purchase Program allows mortgage banking company customers to close one- to four-family real estate loans in their own name and manage their cash flow needs until the loans are sold to investors. We also offer brokerage services for the purchase and sale of non-deposit investment and insurance products through a third party brokerage arrangement. Our operating revenues are derived principally from interest earned on interest-earning assets, including loans and investment securities and service charges and fees on deposits and other account services. Our primary sources of funds are deposits, FHLB advances and other borrowings, and payments received on loans and securities. We offer a variety of deposit accounts that provide a wide range of interest rates and terms, generally including savings, money market, term certificate and demand accounts. Our principal objective is to be an independent, commercially-oriented, customer-focused financial services company, providing outstanding service and innovative products in our primary market area of North Texas.

        At September 30, 2015, we had, on a consolidated basis, total assets of approximately $6,879 million, total deposits of approximately $4,770 million and total shareholders' equity of approximately $793 million.

        Our principal executive offices are located at 5851 Legacy Circle, Plano, Texas 75024, and our telephone number is (972) 578-5000.

 SECURITIES WE MAY OFFER

        We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

        We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

        We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities

        Our notes may be senior or subordinated in priority of payment and may be secured on unsecured. In a prospectus supplement, we will describe the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

Warrants

        We may sell warrants to purchase our senior notes, subordinated notes, shares of preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of the securities offered in the prospectus. In a prospectus supplement, we will describe the particular securities subject to the purchase contract and any other specific terms of the purchase contracts.

Rights

        We may issue rights to purchase shares of the securities offered in the prospectus. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights, including whether such right is issued independently or together with any other security, whether our or your obligations, if any, under any rights may be satisfied by delivering or purchasing the underlying securities or their cash value and any other specific terms of the rights.

Units

        We may sell any combination of two or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we anticipate the net proceeds from the sale of the securities by us will be added to our general funds and will be available for general corporate purposes, including, among other things:

  •
  the repayment of existing indebtedness,

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  the repurchase of our common stock,

  •
  investments in, or extensions of credit to, our existing or future subsidiaries, and

  •
  the financing of possible acquisitions.

        Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

        Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratios of earnings to fixed charges for the last five fiscal years, and for the latest interim period for which financial statements are presented in this document, are indicated below. The ratio of earnings to fixed charges was determined by dividing earnings available for fixed charges by total fixed charges. Earnings available for fixed charges consist of income before income taxes plus fixed charges, excluding (gains) losses from equity interests in 50%-or-less-owned investees. It also includes the impact of any penalty or interest related to income taxes. Fixed charges consist of interest expense and the interest portion of rental expense. The ratios below are calculated to show the ratio both excluding and including interest on deposits, with both ratios including interest related to our Floating Rate Cumulative Trust Preferred Securities. As of the date of hereof, no shares of our preferred stock were issued and outstanding.

		Twelve Months Ended December 31,
	Nine Months Ended September 30, 2015
		2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	12.32	6.46	5.73	5.63	4.19	2.96
Including interest on deposits	5.95	3.86	3.41	3.30	2.09	1.60

 PLAN OF DISTRIBUTION

        We and/or selling security holders, if applicable, may sell the securities, separately or together in units, in several ways, including:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to purchasers or to a single purchaser;

  •
  directly to our stockholders; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers or agents and any securities exchanges on which such securities may be listed.

        If we and/or selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer's commission. We anticipate that any underwriting agreement pertaining to any such securities will:

  •
  entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

  •
  provide that the obligations of the underwriters will be subject to certain conditions precedent; and

  •
  provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

        Securities also may be offered directly by us and/or selling security holders or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

        Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

        Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz and Silver, Freedman, Taff & Tiernan LLP. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS

        The consolidated financial statements of LegacyTexas Financial Group, Inc. (formerly ViewPoint Financial Group, Inc.) appearing in LegacyTexas Financial Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of LegacyTexas Financial Group, Inc.'s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
FINRA Filing Fee	**
Trustee Fees and Expenses	**
Blue Sky Fees and Expenses	**
Printing Fees	**
Rating Agency Fees	**
Miscellaneous	**
TOTAL	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The charter of LegacyTexas Financial Group, Inc. provides that it shall indemnify (1) its current and former directors and officers to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law; and (2) other employees and against to such extent as shall be authorized by the Board of Directors and permitted by law.

        Section 2-418 of the Maryland General Corporation law provides, in substance, that a corporation may indemnify any present or former director or officer, or any individual who, while a director or officer of the corporation and at the request of the corporation, has served another enterprise as a director, officer, partner, trustee, employee or agent who is made, or threatened to be made, a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, unless it is proved that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property, or services; or, (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the above, a director or officer may not be indemnified in respect of any proceeding, by or in the right of the corporation, in which such director or officer shall have been adjudged liable to the corporation or in respect of any proceeding charging improper receipt of a personal benefit in which such director or officer shall have been adjudged to be liable to the corporation, unless in either case a court orders indemnification and then only for expenses.

        Termination of any proceeding by judgment, order, or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct. Termination of any proceeding by conviction, plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct. The corporation may not choose to indemnify the director or officer unless the indemnification is authorized for a specific proceeding, after a determination that indemnification is permissible because the requisite standard of conduct has been met (1) by a majority of a quorum of directors not, at the time, parties to the proceeding (or if such a quorum cannot be obtained, then by a majority of a committee of one or more such directors designated by a majority of the full board); (2) by special legal counsel selected by the board of directors or committee; or (3) by the stockholders (other than stockholders who are also directors or officers who are parties to the proceeding).

        Section 2-418 provides that, unless otherwise limited by charter, a present or former director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made party by reason of his service as a director or officer shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding. Additionally, the statute provides that a court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, may order indemnification in the following circumstances: (1) if it determines a director or officer is entitled to reimbursement pursuant to a director's or officer's success, on the merits or otherwise, in the defense of any proceeding he is made a party by reason of his service as a director or officer, the court shall order indemnification, in which case the director or officer shall be entitled to recover the expenses of securing such reimbursement; or (2) if it determines that a director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the case of a proceeding charging improper personal benefit to the director or officer, shall be limited to expenses.

        The reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of both a written affirmation by the director or officer of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director or officer to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

        The indemnification and advancement of expenses provided or authorized by Section 2-418 are not exclusive of any other rights to which a director or officer may be entitled both as to action in his official capacity and as to action in another capacity while holding such office.

        Pursuant to Section 2-418, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation serving as a director, officer, partner, trustee, employee, or agent of another enterprise or of an employee benefit plan, against liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under Section 2-418. A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, which is not inconsistent with Section 2-418. A subsidiary or an affiliate of the corporation may provide the insurance or similar protection.

        The foregoing is only a general summary of certain aspects of Maryland law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

        Subject to certain exceptions, the directors and officers of LegacyTexas Financial Group, Inc. and its affiliates are insured (subject to certain maximum amounts and deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors or officers or while acting in their capacities as fiduciaries in the administration of certain of LegacyTexas Financial Group, Inc.'s employee benefit programs. LegacyTexas Financial Group, Inc. is insured, subject to certain retentions and exceptions, to the extent it shall have indemnified the directors and officers for such loss.

ITEM 16.    EXHIBITS

        The following Exhibits are filed as part of this Registration Statement:

Exhibit	Description
1(a).*	Form of Underwriting Agreement.

3(a).	Charter of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on January 6, 2015 (File No. 001-34737)).

3(b).	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the SEC on January 6, 2015 (File No. 001-34737)).

4(a).	Certificate of Registrant's Common Stock (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed with the SEC on January 6, 2015 (File No. 001-34737)).

4(b).*	Form of Depositary Agreement.

4(c).	Form of Indenture.

4(d).*	Form of Warrant Agreement.

4(e).*	Form of Purchase Contract Agreement.

4(f).*	Form of Rights Agreement.

4(g).*	Form of Unit Agreement.

5(a).	Opinion of Silver, Freedman, Taff & Tiernan LLP (including the consent of such counsel).

5(b).	Opinion of Wachtell, Lipton, Rosen & Katz (including the consent of such counsel).

12(a).	Computation of the Ratio of Earnings to Fixed Charges.

23(a).	Consent of Silver, Freedman, Taff & Tiernan LLP (included in Exhibit 5(a)).

23(b).	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5(b)).

23(c).	Consent of Ernst & Young LLP.

24(a).	Power of Attorney (included on the signature page of this Registration Statement).

25(a).	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank National Association to act as Trustee under the Indenture.

*
To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

ITEM 17.    UNDERTAKINGS

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

            (A)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (B)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (C)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            (A)  The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

              (iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

            (B)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (C)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, LegacyTexas Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on November 16, 2015.

LEGACYTEXAS FINANCIAL GROUP, INC.
/s/ KEVIN J. HANIGAN
Name:	Kevin J. Hanigan
Title:	President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Hanigan, J. Mays Davenport and Scott A. Almy and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or any substitute or substitutes therefor, may lawfully do or cause to be done. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 16, 2015, by the following persons in the capacities with LegacyTexas Financial Group, Inc. indicated:

Signature:	Title:

/s/ KEVIN J. HANIGAN Kevin J. Hanigan	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ J. MAYS DAVENPORT J. Mays Davenport	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ANTHONY J. LEVECCHIO Anthony J. LeVecchio	Chairman of the Board and Director

Signature:	Title:

/s/ GEORGE A. FISK George A. Fisk	Vice Chairman of the Board and Director
/s/ BRUCE HUNT Bruce Hunt	Director
/s/ JAMES BRIAN MCCALL James Brian McCall	Director
/s/ KAREN H. O'SHEA Karen H. O'Shea	Director
/s/ GREG WILKINSON Greg Wilkinson	Director
/s/ ARCILIA ACOSTA Arcilia Acosta	Director

EXHIBIT INDEX

Exhibit	Description
1(a).*	Form of Underwriting Agreement.

3(a).	Charter of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on January 6, 2015 (File No. 001-34737)).

3(b).	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the SEC on January 6, 2015 (File No. 001-34737)).

4(a).	Certificate of Registrant's Common Stock (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed with the SEC on January 6, 2015 (File No. 001-34737)).

4(b).*	Form of Depositary Agreement.

4(c).	Form of Indenture.

4(d).*	Form of Warrant Agreement.

4(e).*	Form of Purchase Contract Agreement.

4(f).*	Form of Rights Agreement.

4(g).*	Form of Unit Agreement.

5(a).	Opinion of Silver, Freedman, Taff & Tiernan LLP (including the consent of such counsel).

5(b).	Opinion of Wachtell, Lipton, Rosen & Katz (including the consent of such counsel).

12(a).	Computation of the Ratio of Earnings to Fixed Charges.

23(a).	Consent of Silver, Freedman, Taff & Tiernan LLP (included in Exhibit 5(a)).

23(b).	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5(b)).

23(c).	Consent of Ernst & Young LLP.

24(a).	Power of Attorney (included on the signature page of this Registration Statement).

25(a).	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank National Association to act as Trustee under the Indenture.